First Quarter 2013 Earnings Conference Call

April 30, 2013

NASDAQ: EPIQ
www.epiqsystems.com

Forward Looking and Cautionary Statements

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products or services; the future growth of our segments; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; and industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations which may not prove to be accurate. Forward-looking statements may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective," "seeks," and "potential" and variations of these words and similar expressions or negatives of these words. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our clients' deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (4) overall strength and stability of general economic conditions, both in the United States and in the global markets, (5) failure to keep pace with technological changes and significant changes in the competitive environment, (6) risks associated with the handling of confidential data and compliance with information privacy laws, (7) changes in or the effects of pricing structures and arrangements, (8) risks associated with the integration of acquisitions into our existing business operations, (9) risks associated with indebtedness, (10) risks associated with foreign currency fluctuations, (11) risks associated with developing and providing software and internet-based technology solutions to our clients, (12) risks associated with cyber attacks, interruptions or delays in services at data centers, (13) risks of errors or failures of software or services, (14) risks associated with our international operations, (15) risks of litigation against us or failure to protect our intellectual property, (16) any material non-cash write-downs based on impairment of our goodwill, and (17) other risks detailed from time to time in our SEC filings, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

Use of non-GAAP Measures

This presentation includes the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition and related expense, one-time technology expense, loan fee amortization, litigation expense, timing of recognition of expense versus revenue, and the effect of tax adjustments that are outside of Epiq Systems' anticipated effective tax rate, all net of tax), (ii) non-GAAP net income per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for depreciation, amortization, share-based compensation, acquisition and related expense, one-time technology expense, net expense related to financing, litigation expense, timing of recognition of expense versus revenue, and provision for income taxes). Income taxes typically represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses an approximate statutory tax rate of 40% to reflect income tax effects in the presentation of its non-GAAP net income and non-GAAP net income per share. Utilization of an approximate statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance of the company across historical periods.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its shareholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Key Events

- In February, Epiq announced the launch of AACER® 2.0, the latest version of its AACER® system. AACER® electronically monitors developments in all U.S. bankruptcy courts, allowing lenders and law firms to easily monitor and retrieve electronic case data. AACER® 2.0 is the comprehensive bankruptcy management system designed to improve upon AACER's market-leading technology by adding cutting-edge, customizable workflow tools.

- Epiq expanded its eDiscovery presence into Tokyo, Japan. The Japanese office will offer end-to-end eDiscovery services including consulting, forensics, collections, processing, hosting and document review. Central to this expansion is the establishment of a new document review services facility with Japanese and other foreign language support.

- On February 15, 2013, Epiq paid a cash dividend of 9.0 cents per share of outstanding common stock. On February 28, 2013, the Board of Directors declared a cash dividend of 9.0 cents per share of outstanding common stock, which will be paid on June 3, 2013 to stockholders of record at the close of business on May 1, 2013.

Financial Highlights

(In thousands, except per share data)	Q1 2013	Q1 2012
Operating Revenue	$102,908	$82,827
Net Income	$3,937	$2,039
Non-GAAP Net Income (1)	$8,418	$8,364
Non-GAAP Adjusted EBITDA (2)	$22,353	$22,563
Non-GAAP Net Income Per Share - Diluted (3)	$0.23	$0.23

(1) Refer to page 10 for reconciliation.

(2) Refer to page 11 for reconciliation.

(3) Refer to page 12 for calculation.

Selected Balance Sheet Data

epiq SYSTEMS

(In thousands)	Mar 31, 2013	Dec 31, 2012
Cash and Cash Equivalents	$2,767	$3,808
Trade Accounts Receivable, Net	$117,282	$103,415
Property and Equipment, Net	$47,492	$44,552
Goodwill	$403,942	$404,211
Other Intangibles, Net	$54,986	$59,951
Indebtedness	$227,336	$212,439
Equity	$343,056	$343,370

Cash from Operating Activities

(In thousands)	Q1 2013	Q1 2012
Net Income	$3,937	$2,039
Non-cash Adjustments to Net Income		
Depreciation and Amortization	$11,965	$13,497
Other, Net	$2,784	$4,075
Changes in Operating Assets and Liabilities, Net	($24,031)	($4,515)
Net Cash (Used in) Provided by Operating Activities	($5,345)	$15,096

Operating Revenue


Q1 2013
47%
53%
Q1 2012
41%
59%
Technology
Bankruptcy and Settlement Administration

(In thousands)	Q1 2013	Q1 2012
Technology (eDiscovery)	$54,787	$48,848
Bankruptcy	$20,852	$24,229
Settlement Administration	$27,269	$9,750
Total Bankruptcy and Settlement Administration	$48,121	$33,979
Total Operating Revenue	$102,908	$82,827

Financial Results

Non-GAAP Adjusted EBITDA


Q1 2013
47%
53%
Q1 2012
45%
55%
Technology
Bankruptcy and Settlement Administration

(In millions)	Technology (eDiscovery)		Bankruptcy and Settlement Administration	
	Operating Revenue	Non-GAAP Adj EBITDA	Operating Revenue	Non-GAAP Adj EBITDA
Q1 2013	$54.8	$16.4	$48.1	$14.6
Q1 2012	$48.8	$17.6	$34.0	$14.2

Non-GAAP Net Income

(In thousands, except per share data)	Q1 2013	Q1 2012
Net Income	$3,937	$2,039
Plus (net of tax [1]):		
Amortization of Acquisition Intangibles	$2,980	$4,061
Share-based Compensation	$923	$1,094
Acquisition and Related Expense [2]	$51	$1,301
One-time Technology Expense [3]	$348	-
Loan Fee Amortization	$113	$113
Litigation Expense	$683	$145
Timing of Recognition of Expense versus Revenue [4]	$151	-
Effective Tax Rate Adjustment [5]	($768)	($389)
Non-GAAP Net Income	$8,418	$8,364
Non-GAAP Net Income Per Share - Diluted	$0.23	$0.23

(1) Individual adjustments are calculated using a tax rate of 40%.
(2) Acquisition and related expense includes one-time costs associated with acquisitions.
(3) One-time technology related costs associated with security and consolidation of data centers from recent acquisitions.
(4) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue for a large settlement administration matter, which will be reversed in its entirety in 2013.
(5) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at an approximate statutory tax rate of 40%.

Non-GAAP Adjusted EBITDA

(In thousands)	Q1 2013	Q1 2012
Net Income	$3,937	$2,039
Plus:		
Depreciation and Amortization	$11,965	$13,497
Share-based Compensation	$1,539	$1,854
Acquisition and Related Expense [1]	$28	$2,169
One-time Technology Expense [2]	$580	-
Expenses Related to Financing, Net [3]	$1,807	$2,052
Litigation Expense	$901	$241
Timing of Recognition of Expense versus Revenue [4]	$252	-
Provision for Income Taxes	$1,344	$711
Non-GAAP Adjusted EBITDA	$22,353	$22,563

(1) Acquisition and related expense includes one-time costs associated with acquisitions.
(2) One-time technology related costs associated with security and consolidation of data centers from recent acquisitions.
(3) Expense related to financing is net of interest income and excludes the accretion of a discount for acquisition-related obligations.
(4) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue for a large settlement administration matter, which will be reversed in its entirety in 2013.

Net Income Per Share Calculation

(In thousands, except per share data)	Q1 2013	Q1 2012
Net Income	$3,937	$2,039
Amounts re-allocated to nonvested shares	($39)	($6)
Net Income Adjusted For Diluted Calculation	$3,898	$2,033
Non-GAAP Net Income	$8,418	$8,364
Amounts re-allocated to nonvested shares	($39)	($6)
Non-GAAP Net Income Adjusted for Diluted Calculation	$8,379	$8,358
Basic Weighted Average Shares	35,600	35,478
Adjustment to reflect share-based awards	947	969
Diluted Weighted Average Shares	36,547	36,447
Net Income Per Share – Diluted	$0.11	$0.06
Non-GAAP Net Income Per Share – Diluted	$0.23	$0.23

Lew Schroeber
Investor Relations
(913) 621-9500
IR@epiqsystems.com

NASDAQ: EPIQ
www.epiqsystems.com